Exhibit 99.1

BROADCOM

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000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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## Electronic Consent Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your consent, you may choose one of the methods outlined below to return your consent form.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Consents submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on** XXXXXX XX, 20XX.

**By Internet**

- Go to **www.investorvote.com/**tickersymbol
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

**By telephone**

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## CONSENT FORM 1234 5678 9012 345

▼ IF YOU HAVE NOT CONSENTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

WRITTEN CONSENT OF HOLDERS OF LP UNITS OF BROADCOM CAYMAN L.P.
TO APPROVE THE MANDATORY EXCHANGE AMENDMENT

| | Consents | Withholds Consent | Abstains |
|---|---|---|---|
| The undersigned record holder of ______ LP Units of Broadcom Cayman L.P., hereby consents to, and does hereby approve, the Mandatory Exchange Amendment. | ☐ | ☐ | ☐ |

By signing this Written Consent, an LP unitholder of Broadcom Cayman L.P. shall be deemed to have consented, withheld consent, or abstained in accordance with the specifications made above, with respect to the proposal described above. **IF A UNITHOLDER SIGNS AND RETURNS THIS WRITTEN CONSENT, BUT DOES NOT INDICATE THEREON WHETHER HE OR SHE CONSENTS WITH RESPECT TO THE PROPOSAL DESCRIBED ABOVE, THEN SUCH UNITHOLDER WILL BE DEEMED TO HAVE GIVEN HIS OR HER AFFIRMATIVE WRITTEN CONSENT TO THE PROPOSAL.** A Written Consent marked "abstain" will not provide or withhold consent for such proposal.

**THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROADCOM LIMITED AS THE GENERAL PARTNER OF BROADCOM CAYMAN L.P.** This written consent may be revoked by delivering to Computershare a written notice of revocation prior to 5:00 p.m., New York City time, on [•], 2018.

THE BOARD OF DIRECTORS OF BROADCOM LIMITED AS THE GENERAL PARTNER OF BROADCOM CAYMAN L.P. UNANIMOUSLY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT TO APPROVE THE MANDATORY EXCHANGE AMENDMENT.

YOUR CONSENT FORM MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON [•], 2018

(Please date this Written Consent and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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